AMC Networks Inc. Announces Proposed Private Offering of $700 Million of Senior Secured Notes due 2029

NEW YORK, March 25, 2024 – AMC Networks Inc. (“AMC Networks” or the “Company”) (Nasdaq: AMCX) today announced that it intends to offer, subject to market conditions and other factors, $700 million aggregate principal amount of senior secured notes due 2029 (the “Notes”) in a private offering.

The Notes will be unconditionally guaranteed, on a joint and several basis, by each of AMC Networks’ existing and future domestic subsidiaries, subject to certain exceptions, on a senior secured basis.

AMC Networks expects to use the net proceeds from the offering of the Notes, as well as cash on hand or other immediately available funds, to fund its tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding approximately $775 million of 4.75% Senior Notes due 2025 (the “2025 Notes”) and to redeem any 2025 Notes that remain outstanding after completion of the Tender Offer.

AMC Networks is offering the Notes (and the related guarantees) pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers of the Notes will offer the Notes only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or outside the United States to certain persons in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or under any state securities laws. Therefore, the Notes may not be offered or sold within the United States to, or for the account or benefit of, any United States person unless the offer or sale would qualify for a registration exemption from the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell, the solicitation of an offer to buy or a notice of redemption for any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About AMC Networks
AMC Networks (Nasdaq: AMCX) is home to many of the greatest stories and characters in TV and film and the premier destination for passionate and engaged fan communities around the world. The company creates and curates celebrated series and films across distinct brands and makes them available to audiences everywhere. Its portfolio includes targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK and HIDIVE; cable networks AMC, BBC AMERICA (operated through a joint venture with BBC Studios, which includes U.S. distribution and sales responsibilities for BBC News), IFC, SundanceTV and WE tv; and film distribution labels IFC Films and RLJE Films. The company also operates AMC Studios, its in-house studio, production and distribution operation behind acclaimed and fan-favorite original franchises including The Walking Dead Universe and the Anne Rice Immortal Universe; and AMC Networks International, its international programming business.

Forward-Looking Statements
This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the timing, terms and completion of the offering of the Notes, the anticipated use of proceeds from the offering of the Notes and the timing, terms and completion of the Tender Offer and the redemption of the 2025 Notes. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Contacts

Investor Relations Nicholas Seibert nicholas.seibert@amcnetworks.com	Corporate Communications Georgia Juvelis georgia.juvelis@amcnetworks.com

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